Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

RESIDENTIAL CAPITAL CORPORATION

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) of Residential Capital Corporation (the “Company”) made pursuant to the Prospectus, dated ___, ___, 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), if the Letter of Transmittal and all other required documents cannot be delivered or transmitted by facsimile transmission, mail or hand delivery to Deutsche Bank Trust Company Americas (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus) or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. See the discussion under the heading “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus. The term “Old Notes” means the Company’s outstanding $1,000,000,000 Floating Rate Notes due 2007, the Company’s outstanding $2,500,000,000 6.375% Notes due 2010 and the Company’s outstanding $500,000,000 6.875% Notes due 2015.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,      , 2005 (UNLESS EXTENDED) (THE “EXPIRATION DATE”). TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

Deliver to: Deutsche Bank Trust Company Americas, Exchange Agent:

By Hand:
Deutsche Bank Trust Company Americas
C/O The Depository Trust Clearing Corporation
55 Water Street, 1st floor
Jeanette Park Entrance
New York, NY 10041
Information: (800) 735-7777

By Mail:
DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

By Overnight Mail or Courier:
DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211
Confirm by Telephone
(615) 835-3572

By Facsimile: (615) 835-3701
Attn: Karl Shepherd

Fax cover sheets should include a call back telephone number and request a call back, upon receipt.

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described under the heading “The Exchange Offer” in the Prospectus and the Letter of Transmittal.

Principal Amount of Old Notes	Signature(s)
Tendered $

Title of Class of Old Notes:

Please Print the Following Information
Certificate Nos.
(if available)	Names(s) of Registered Holders

Total Principal Amount Represented by Old Notes Certificate(s)	Address

If Old Notes will be tendered by book-
entry transfer, provide the following information:	Area Code and Telephone Number(s)

DTC Account Number

Dated: _______________   ___, 2005

GUARANTEE
(Not to be Used for Signature Guarantee)

     The undersigned, a firm or entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm
(Authorized Signature)

Address	Name

Date
Zip Code

Area Code and
Telephone Number